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                                                                 EXHIBIT 23.1

                             CONSENT OF COUNSEL

     I hereby consent to the use of my name as Vice President, Secretary and General Counsel of the Company wherever it appears in the Registration Statement, and all amendments thereto.

                                       /s/ RICHARD L. HINCKLEY
                                       -----------------------
                                         RICHARD L. HINCKLEY

Las Vegas, Nevada
August 19, 1997